Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2019 and the unaudited pro forma combined condensed consolidated statements of income for the six months ended June 30, 2019 and the year ended December 31, 2018 have been prepared to show the impact on South Plains Financial, Inc.’s (“SPFI”) historical financial position and results of operations of (i) the completion of the acquisition of West Texas State Bank (“WTSB”) on November 12, 2019.

The unaudited pro forma combined condensed consolidated balance sheet gives effect to the WTSB acquisition as a business combination under generally accepted accounting principles (“GAAP”). Accordingly, all WTSB assets and liabilities were recorded at their respective fair values and the excess of the merger consideration over the fair value of WTSB’s net assets was allocated to goodwill. The unaudited pro forma combined condensed consolidated statements of income give effect to the WTSB acquisition as a business combination under GAAP. Pro forma adjustments are included only to the extent they are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined condensed consolidated statements of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these unaudited pro forma financial statements and are described in the accompanying footnotes. SPFI’s management believes that the estimates used in these unaudited pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the acquisition will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the unaudited pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

Certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of WTSB. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had SPFI and WTSB been combined during these periods.

The unaudited pro forma combined condensed consolidated financial statements sets forth the information as if the WTSB acquisition had become effective on June 30, 2019, with respect to the unaudited pro forma combined condensed consolidated balance sheet, and as if the WTSB acquisition had become effective on January 1, 2018, with respect to the unaudited pro forma combined condensed consolidated statements of income.

In preparing the unaudited pro forma combined condensed consolidated financial information in accordance with GAAP, the following historical information was used:

•	SPFI’s Quarterly Report filed on Form 10-Q for the three months ended June 30, 2019;

•	WTSB’s unaudited financial statements for the six months ended June 30, 2019;

•
SPFI’s audited consolidated financial statements, and notes thereto, for the year ended December 31, 2018 in its prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on May 9, 2019; and

•	WTSB’s audited financial statements for the year ended December 31, 2018.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2019

	SPFI	WTSB	WTSB Acquisition Adjustments		Post Merger Pro Forma Combined Company

ASSETS
Cash,cash equivalents and other deposits	$408,116	$128,427	$(82,409)	(a)	$454,134
Securities available-for-sale	263,564	77,206	-		340,770
Securities held-to-maturity	-	2,240	-		2,240
Loans held for sale	38,932	-	-		38,932
Loans	1,935,653	204,790	(4,178)	(b)	2,136,265
ALLL	(24,171)	(4,173)	4,173	(c)	(24,171)
Premises and equipment, net	59,705	4,145	660	(d)	64,510
Goodwill	-	370	19,804	(e)	20,174
Core deposit intangible	-	78	8,693	(f)	8,771
BOLI	57,794	11,331	-		69,125
Deferred tax asset	7,232	-	(1,088)	(g)	6,144
Other assets	30,345	4,902	-		35,247

Total assets	$2,777,170	$429,316	$(54,345)		$3,152,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	513,383	214,174	-		727,557
Interest-bearing deposits	1,768,475	161,981	-		1,930,456
Short-term borrowings	8,810	-	-		8,810
Other liabilities	27,524	954	-		28,478
Other borrowings	167,865	-	-		167,865

Total liabilities	2,486,057	377,109	-		2,863,166

Stockholders’ equity:
Common stock	17,979	671	(671)	(h)	17,979
Additional paid-in capital	140,189	15,329	(15,329)	(h)	140,189
Retained earnings	129,408	36,238	(38,376)	(h)	127,270
Other comprehensive Income	3,537	(31)	31	(h)	3,537

Total stockholders’ equity	291,113	52,207	(54,345)		288,975

Total liabilities and stockholders’ equity	$2,777,170	$429,316	$(54,345)		$3,152,141

(a)	Purchase price of $76.1 million and $6.3 million in estimated transaction expenses.
(b)
Estimated fair market value adjustment on the acquired loan portfolio.  This fair market value adjustment will be accreted into interest income on a straigh-line basis over a ten year average life of the portfolio.

(c)	Eliminate acquiree’s allowance for loan losses.
(d)
Estimated fair market value adjustment on premises acquired based upon tax appraisal values.  Depreciation on the fair value adjustment will be taken over an estimated life of 20 years on a straight-line basis.

(e)	Record goodwill for amount of consideration and liabilities assumed over fair value of the assets received.
(f)	Estimated core deposit intangible calculated as 2.5% of non time deposits. Amortization of core deposit intangible will occur over a ten year life using the sum of the years digits method.
(g)
Estimated fair market value adjustment on acquired deferred tax assets and liabilities, net using a 21.0% enacted tax rate.  The significant components of the proforma adjustments to the deferred tax asset and liability are related to the acquired loans fair value adjustment of $877 thousand, an adjustment for premises and equipment of $139 thousand and an adjustment related to core deposit intangible of $1.8 million.

(h)	Eliminate acquiree capital accounts. Adjustment to retained earnings includes $2.1 million in closing costs.

The estimated fair values of the assets acquired and liabilities assumed in the WTSB acquisition are as follows:

Assets of acquired bank:
Cash and cash equivalents	$124,256
Securities available for sale	77,206
Securities held to maturity	2,240
Loans	200,612
Premises and equipment	4,805
Core deposit intangible	8,771
Deferred tax asset, net	(1,088)
Other assets	16,233
Total assets acquired	433,035
Liabilities of acquired bank:
Deposits	376,155
Other liabilities	954
Total liabilities assumed	377,109
Net assets acquired	$55,926

Cash paid	$76,100
Excess consideration paid over fair value of net assets acquired - Goodwill	$20,174

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR
ENDED DECEMBER 31, 2018

	SPFI	WTSB	Acquisition Pro Forma Adjustments		Pro Forma Combined Company

Interest income:
Loans	$105,710	$13,502	$418	(a)	$119,630
Securities and other	12,384	3,459	-		15,843
Total interest income	118,094	16,961	418		135,473
Interest expense:
Deposits	17,561	524	-		18,085
Other borrowings	4,921	-	-		4,921
Total interest expense	22,482	524	-		23,006
Net interest income	95,612	16,437	418		112,467
Provision for loan losses	6,901	220	-		7,121
Net interest income after provision for loan losses	88,711	16,217	418		105,346
Noninterest income:
Service charges on deposit accounts	7,813	1,140	-		8,953
Income from insurance activities	7,128	-	-		7,128
Net gain on loans sold	19,703	-	-		19,703
Other	17,477	947	-		18,424
Total noninterest income	52,121	2,087	-		54,208
Noninterest expense:
Salaries and employee benefits	71,778	6,899	-		78,677
Occupancy & equipment expense	13,571	1,049	33	(b)	14,653
Other	30,094	5,031	1,594	(c)	36,719
Total noninterest expense	115,443	12,979	1,627		130,049
Net income before income taxes	25,389	5,325	(1,209)		29,505
Income tax expense	(3,901)	20	(254)	(d)	(4,135)
Net income	$29,290	$5,305	$(955)		$33,640

Share and per share data:
Earnings per common share:
Basic	$1.98	$39.51			$2.28
Diluted	$1.98	$39.51			$2.28
Weighted average common shares outstanding:
Basic	14,771,520	$134,280			14,771,520
Diluted	14,771,520	$134,280			14,771,520

Reported net income	$29,290	$5,305	$(955)		$33,640
Income tax expense adjustment *	8,533	1,068	-		9,601
Adjusted net income	$20,757	$4,237	$(955)		$24,039

Adjusted earnings per common share:
Basic	$1.41	$31.55			$1.63
Diluted	$1.41	$31.55			$1.63

(a)	Adjustment to interest income for accretion on acquired loans based on expected fair market value.
(b)	Additional depreciation related to fair market value adjustment on premises.
(c)	Adjustment to amortize core deposit intangible based on a 10 year life using the sum of the years digits method.
(d)	Tax adjustment related to other pro forma adjustments, calculated at a 21% rate.

* -
Adjustment to show effect of each company being taxed as a subchapter C corporation beginning as of January 1, 2018. SPFI was a subchapter S corporation until May 31, 2018.  WTSB was a subchapter S corporation for all periods presented.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE SIX MONTHS
ENDED JUNE 30, 2019

	SPFI	WTSB	Acquisition Pro Forma Adjustments		Pro Forma Combined Company

Interest income:
Loans	$56,690	$6,455	$209	(a)	$63,354
Securities and other	7,823	2,299	-		10,122
Total interest income	64,513	8,754	209		73,476
Interest expense:
Deposits	12,028	375	-		12,403
Other borrowings	3,102	-	-		3,102
Total interest expense	15,130	375	-		15,505
Net interest income	49,383	8,379	209		57,971
Provision for loan losses	1,483	30	-		1,513
Net interest income after provision for loan losses	47,900	8,349	209		56,458
Noninterest income:
Service charges on deposit accounts	3,884	556	-		4,440
Income from insurance activities	2,960	-	-		2,960
Net gain on loans sold	10,895	-	-		10,895
Other	8,039	840	-		8,879
Total noninterest income	25,778	1,396	-		27,174
Noninterest expense:
Salaries and employee benefits	37,909	3,607	-		41,516
Occupancy & equipment expense	6,823	467	17	(b)	7,307
Other	15,234	2,892	718	(c)	18,844
Total noninterest expense	59,966	6,966	735		67,667
Net income before income taxes	13,712	2,779	(526)		15,965
Income tax expense	2,859	10	(110)	(d)	2,759
Net income	$10,853	$2,769	$(416)		$13,206

Share and per share data:
Earnings per common share:
Basic	$0.69	$20.62			$0.85
Diluted	$0.69	$20.62			$0.84
Weighted average common shares outstanding:
Basic	15,620,106	$134,280			15,620,106
Diluted	15,724,321	$134,280			15,724,321

Reported net income	$10,853	$2,769	$(416)		$13,206
Income tax expense adjustment *	-	581	-		581
Adjusted net income	$10,853	$2,188	$(416)		$12,625

Adjusted earnings per common share:
Basic	$0.69	$16.29			$0.81
Diluted	$0.69	$16.29			$0.80

(a)	Adjustment to interest income for accretion on acquired loans based on expected fair market value.
(b)	Additional depreciation related to fair market value adjustment on premises.
(c)	Adjustment to amortize core deposit intangible based on a 10 year life using the sum of the years digits method.
(d)	Tax adjustment related to other pro forma adjustments, calculated at a 21% rate.

* - Adjustment to show effect of WTSB being taxed as a subchapter C corporation beginning as of January 1, 2019.